EXHIBIT 10.26

                      Employment & Participation Agreement

  THIS AGREEMENT made effective as of the 10 day of December, 2002.
                                          --        --------

BETWEEN:     CANONLINE  MEDIA CORPORATION, a company duly incorporated under the
             ----------------------------
laws of the Province of British Columbia having an office at #300-1311 Howe Street, Vancouver, British Columbia, Canada V6Z 2P3 (herein called the "Company")
                                                               OF THE FIRST PART

AND:          Melanie Thomson 2203-1331 West Georgia St, Vancouver BC Canada V6E
4P1
                (604) 728.3549   SIN:___________________________

                 ______________________________________________
    (full legal name and address - include social security/insurance number)
                    (herein  called  the  "Employee")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company carries on the business of conducting scientific research and development in the areas of computer software and internet communications and marketing and distributing its various online products and services. In this Agreement where the context requires, the term "Company" will refer to and include CanOnline Media Corporation, its parent corporation CanOnline Global Media Inc. (USA), affiliates and subsidiaries.

B. It is deemed to be in the best interest of the Company to obtain the benefit of the services of the Employee as described in Schedule "A" relating to the Company's business and the Company wishes to engage the services of the Employee pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.     Recitals  Incorporated  in  Agreement
       -------------------------------------

The above mentioned recitals are hereby incorporated into this Agreement by reference and are deemed to be true representations of the relevant party hereto as the context implies.

2.     Engagement
       ----------

The Company hereby contracts the Employee to provide the Employee's services as set forth in Schedule "A" for the Term (as hereinafter defined). The Employee hereby accepts such engagement on the following terms and conditions. Without limiting the foregoing it is mutually agreed that during the Term of this Agreement, the Employee will be responsible to the management of the Company, and that the services agreed to be provided by the Employee will be consistent with those of the Employee's Job Description or as such Job Description may be amended by the Company from time to time. The Employee will perform all assigned functions to the satisfaction of the management of the Company.

3.     Time  and  Effort  -  Compliance  with  Policies
       ------------------------------------------------

The Employee must apply his full time attention and ability to the business and affairs of the Company and shall well and conscientiously service the Company during the Term. It is mutually agreed that the Employee will diligently abide by the regulations, instructions, directions and project policies of the Company and its management.

4.     Non-Disclosure
       --------------

Except as required in the performance of the Employee's duties pursuant to this Agreement, the Employee must not during the Term or for a period of two (2) years after termination of this Agreement divulge, publish or disclose in any manner or medium electronic or otherwise, confidential information of the Company or its affiliates or any trade secrets thereof to any person or entity without the prior written consent of the Company. In addition, the Employee agrees to execute and be absolutely bound by the terms and conditions of the Employee's Confidentiality and Non-Circumvention Agreement (the "NDA Agreement") in the form attached hereto as Schedule "B". Without limiting the generality of the foregoing, the Employee further agrees that during the Term of this Agreement and any extensions thereof, and for a period of two (2) years after the Termination Date the Employee agrees that the Employee will not directly or indirectly approach the Company's customers, clients, or suppliers of services of a proprietary nature in any manner whatsoever for any purpose. In addition, without limiting the generality of the foregoing, the Employee further agrees that the Employee is prohibited from discussing, commenting, making remarks of


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any  kind,  any  matters  that  might  directly  or indirectly be related to the projects, products, methods, strategies, services and operations of the Company to individuals or parties outside of the facilities or place of business of the Company without prior written consent.

5.     Permitted  Investments  and  Activities
       ---------------------------------------

Nothing in this Agreement shall restrict or impede the Employee from holding, re-investing or liquidating investments held by him at the date hereof or from participation in any other investment, activity or business so long as such participation

     (a)     is  not  contrary  to  the  interests  of  the  Company;  or

     (b) does not make it impossible for the Employee to properly fulfil his duties hereunder.

6.     Term
       ----

Subject to the provisions hereof the term of the Employee's rights and obligations (the "Term") will commence on the Commencement Date set forth in Schedule "A" (the "Commencement Date") and will terminate, without severance, fees or other payments due from the Company to the Employee on the first occurring of the following:

     (a) upon the Termination Date, if any, set forth in Schedule "A" or any extensions thereof that might be mutually agreed to by the parties (the "Termination Date"); or

     (b) upon the Employee providing the Company with two (2) clear calendar weeks's written notice of its intent to terminate; or

     (c) upon the Company providing the Employee written notice which includes full particulars of the cause relied upon advising the Employee that the Employee has committed an act which, if he or she were employed by the Company, would constitute just cause for dismissal at common law and the Employee being unable or unwilling to correct the wrong within seven (7) days of the notice being received.

Notwithstanding the foregoing, the continued employment of the Employee by the Company pursuant to this Agreement is subject to a review and evaluation of the performance of the Employee by the management of the Company six (6) months following the Commencement Date or a soon thereafter as is reasonably possible (the "Review"). If the Company, in its sole absolute discretion, determines that the Review indicates that the performance of the Employee is not satisfactory then the employment of the Employee and the Term of this Agreement may be immediately terminated by the Company upon the Company providing the Employee written notice of its decision and the effective date of the termination of employment. In that event, the Employee will only be entitled to receive payment of the Employee's wages up to the effective date of termination. This Agreement will also be terminated as of such date except for Paragraphs 4, 14, 15, 16, 17, 18 and 25 hereof, which Paragraphs shall continue in force.

7.     Remuneration
       ------------

The Company will pay and the Employee agrees to accept as compensation for all the services to be rendered hereunder for the Term, the remuneration as set forth in Schedule "A" hereto. The Employee agrees that all deductions from source required to be made by the Company in respect of the employment of the Employee including, without limitation, federal income tax deductions, Workers Compensation, Unemployment Insurance, Canada Pension or like payments will be made by the Company and the Employee agrees to hold the Company harmless from any claim made by any competent government authority for taxes or other deductions which might have been made by the Company.

8.     Benefits
       --------

The Employee shall be entitled to participate in all benefits available in the benefit plans that the Company might establish, from time to time, for its employees (the "Benefits") at the Company's actual cost. The available Benefits as of the Commencement Date of this Agreement are described in Schedule "A" hereto.


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9.     Holidays
       --------

The Employee will be entitled to the number of weeks in each year as set forth in Schedule "A", the time of which will be agreed by Company and the Employee, during which no services are required to be rendered hereunder.

10.     Expenses  and  Automobile
        -------------------------

The Company agrees to reimburse the Employee for all necessary and authorized expenses reasonably incurred in connection with the provision and performance of services hereunder and for which statements and receipts are submitted to the Company, including authorized travel and other expenses incidental to the duties undertaken hereunder. The Company agrees to pay the Employee for his use of the Employee's vehicle for Company business as set forth in Schedule "A".

11.     Offices  and  Staff
        -------------------

The Company, at its own cost, will provide the Employee with appropriate offices and staff assistance if necessary or required, which offices and staff will be located at the Company's operations in Greater Vancouver Metropolitan Area, British Columbia, which will be the Company's place of business during the Term unless the business of the Company requires a relocation of its operations.

12.     Termination
        -----------

If the Company terminates this Agreement because of the neglect, incompetence or breach of fiduciary duty of the Employee, or otherwise for just cause, the Employee will not be entitled to receive any severance payment or remuneration except the fees payable up to and including the effective date of termination and the amount due from the Company to settle any pre-existing debt or service obligation.

13.     Illness  or  Disability
        -----------------------

If the Employee shall, by reason of illness or mental or physical disability or incapacity, fail for any two (2) consecutive calendar months in any calendar year or for three (3) months in the aggregate in any successive calendar years to perform the Employee's duties hereunder, the Company may by two (2) months' notice in writing to the employee terminate the employment of the Employee hereunder, in which event this Agreement, except for Paragraphs 4, 14, 15, 16, 17, 18 and 25 hereof, which Paragraphs shall continue in force, and the employment of the Employee pursuant to this Agreement will be wholly determined upon the two (2) months' notice contained in the written notice given by the Company to the Employee, and the Employee shall have no claim against the Company for damages or otherwise for such termination except in respect for remuneration as provided for in Paragraph 7 above to the date of such termination.

14.     Intellectual  Property  Rights
        ------------------------------

The Employee acknowledges and agrees that the Company is engaging the services of the Employee to benefit the Company and its various businesses and projects and that the Employee is being fully compensated for his services by virtue of the remuneration that the Employee agrees to accept as provided for in this Agreement. Accordingly, the Employee acknowledges and agrees that the Company is and at all times will be the sole and absolute owner of all right, title and interest in and to all copyright, patents, trademarks and all other proprietary and intellectual property rights relating to the business and operations of the Company and the services performed by the Employee for the Company, its affiliates and subsidiaries (collectively called the "Intellectual Property Rights"). The Employee agrees to waive all so called "moral rights" under any applicable copyright legislation. The Employee further agrees that at the request of the Company, the Employee will duly and promptly execute and deliver to the Company assignments or transfers of any of the Intellectual Property Rights in the prescribed manner together with all necessary related prescribed documentation (the "Transfers"). The Transfers shall be in favour of and name the Company, or any third party designated by the Company, as the transferee or assignee, at no cost to the Employee. The Employee hereby irrevocably and absolutely designates and appoints the Company as his Attorney-in-Fact with full power and authority to duly execute and deliver any Transfers on behalf of and in the name of the Employee if the Employee is unable or unwilling to duly execute and deliver any Transfers to the Company. The provisions of the NDA Agreement attached hereto as Schedule "B" shall also govern matters pertaining to the Intellectual Property Rights.


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15.     Restrictive  Covenant
        ---------------------

The Employee hereby agrees that if the employment of the Employee with the Company is terminated for any reason whatsoever, that the Employee will be restricted in his/her business activities for a period of two (2) years from the date of such termination from directly or indirectly at any time carrying on or engaging in or being concerned in any trade, operations or business similar to that carried on by the Company, or from giving any advice to or guaranteeing the debts of or obligations of, either directly or indirectly, anyone involved in any such trade, operation or business anywhere within Canada and the United States of America.

16.     Indemnification
        ---------------

The Employee agrees that the Employee will indemnify the Company and hold it harmless against any claim or action for infringement of copyright or any other intellectual property or other proprietary right arising from or in connection with the use of material contributed by the Employee under the terms of this Agreement, provided that this indemnity shall not extend to such claims of infringement of copyright or other intellectual property rights based upon material supplied by the Employee and in respect of which the Employee had previously advised the Company in writing that the Employee does not hold the appropriate intellectual property rights.

17.     Return  of  Records
        -------------------

On termination of this Agreement for any reason, the Employee agrees to return to the Company, as it may direct and at the Employee's cost, all business records, correspondence, files, technical data, equipment samples and other material or records in his possession at the time of such termination and belonging to or supplied by the Company, its customers, suppliers or shareholders.

18.     Equipment
        ---------

It is mutually agreed that the Employee will be responsible for the custody and care of any equipment or supplies of the Company or other person or entity that the Employee might use in the performance of the Employee's services herein. It is further agreed that no equipment purchased and provided for the Employee by the Company may leave the premises of the Company without authorization or consent from two additional principals or supervisors. The Employee hereby understands and agrees that breach of this section may cause for his or her immediate termination under the terms and conditions of this Agreement.

19.     Monitoring  of  Employee
        ------------------------

The Employee acknowledges, understands and agrees that the Company is developing and possesses certain confidential proprietary information, materials, systems and trade secrets including, without limitation, technical, business and financial information that if disclosed could result in substantial loss and damage to the Company. Accordingly, the Employee acknowledges, understands and agrees that the Company must protect its confidential and proprietary information by utilizing a variety of monitoring and surveillance systems and equipment that will monitor and observe the Employee and the activities of the Employee as well as other employees including, without limitation, video and audio surveillance recording systems, interception of communications made by and to the Employee, monitoring of Employee's telephone conversations, and monitoring of Employee's computer activities. The Employee hereby agrees and consents to being subject to all such monitoring and surveillance systems and activities whether performed directly by the Company or by any third party acting on the Company's behalf.

20.     Non-Waiver  of  Contractual  Rights
        -----------------------------------

The failure of either party to enforce any provision of this Agreement will not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with each and every provision of this Agreement.

21.     Insurance
        ---------

The Company reserves the right to retain life insurance on the life of the Employee in an amount that the Company determines. The costs of such insurance will be borne entirely by the Company and the benefits of such insurance will be entirely the property of the Company.


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22.     Assignment
        ----------

This Agreement is not assignable by the Employee. The Company may assign this Agreement without the consent of the Employee.

23.     Modification
        ------------

No modification of this Agreement will be valid unless made in writing and signed by the parties hereto and the execution by the Company of such modifications will be in accordance with its Articles.

24.     Governing  Law
        --------------

This Agreement shall be construed and enforced pursuant to the laws in force in the Province of British Columbia and Canada each of the parties' attorneys to the jurisdiction of the Courts of the Province of British Columbia.

25.     Arbitration
        -----------

All disputes arising out of or in connection with this Agreement that cannot be settled from discussion and mutual agreement of the parties, shall be referred to and finally resolved by arbitration under the "Rules For Domestic Commercial Arbitration Proceedings" of the British Columbia International Commercial Arbitration Centre ("BCICAC"). The appointing authority will be the BCICAC and the case will be administered by BCICAC in accordance with its "Procedures for Cases under the BCICAC Rules". The place of arbitration will be Vancouver, British Columbia. If any of the foregoing rules or facilities for arbitration are not in force or available at the time that any arbitration is to be held then the parties must mutually agree to alternative arbitration rules of procedure or facilities, as the case may be.

26.     Notice
        ------

Any notice required or permitted to be given in respect of this Agreement shall be validly given if in writing and either hand delivered, communicated by facsimile transmission or sent by prepaid mail to the other party to their respective addresses or fax numbers appearing on the first page of this Agreement, or to such other address or fax number as a party hereto may notify the other party in writing. Any notice which is hand delivered to a party or sent by facsimile transmission shall be deemed to be delivered on the date of such hand delivery or facsimile transmission and notices mailed by prepaid post shall be deemed delivered on the second business day following such posting.

27.     Severability
        ------------

If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such provisions shall be severable from the remainder of this Agreement.

28.     Entire  Agreement
        -----------------

The provisions herein and in the Schedule hereto constitute and contain the entire employment agreement between the parties and supersedes all previous understandings, communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF this Agreement was duly executed by the parties hereto as of the day and year first above written.


CANONLINE  MEDIA  CORPORATION )
                              )
                              )
                              )
Per:  ________________________)                           [Corporate Seal]
                              )
                              )
                              )
Per:  ________________________)
                              )



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SIGNED,  SEALED  &  DELIVERED   )
BY THE EMPLOYEE in the presence )
of:                             )
                                )
                                )
________________________________)     _____________________________
Signature  of  Witness          )          THE  EMPLOYEE
                                )
                                )
________________________________)
Address  of  Witness            )
                                )
________________________________)
Occupation  of  Witness         )



                                      E-61
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                                  SCHEDULE "A"
                                  ------------

 Section numbers listed below correspond to Paragraph numbers in the Agreement.

Recital     B.  and  Paragraph  2.  Engagement
-------     ----------------------------------

     Description  of  the  Employee's  skills  and  services:

- Administration, Operations and Human Resource Manager (see: attached Resume of Record)

     Employee's  Position  &  Title:

-     Operations  &  Human  Resource  Administration  Manager

     Employee's  Duties  &  Responsibilities:

-     Organize  &  Implement  Operational & Administrative Management of Company
-     Organize  &  Implement  Corporate  Protocols  and  Tasking
-     Manage  Human  Resource  Related  Duties  and  Tasks
-     Duties  as  assigned  by  Management


Paragraph  6.  Term
-------------------

     Commencement  Date:  December  12,  2002
                          -------------------

     Termination  Date:
                          -------------------

Paragraph  7.  Remuneration
---------------------------

     Description  of  the  Employee's  Remuneration  and terms of payment, etc.:

(a)     Wages:  $3,000 CAD per Month (review pending 3 and 6 months)
                --------------------

(b) Employee Stock Options, if any: If the Employee remains an employee of the Company one year following the Commencement Date of the Term, then the Employee will be entitled to participate in the Company's Employee Stock Option Plan.

(c)     Bonus  to  be  determined  on  performance  on  an  annual  basis.

Paragraph  8.  Benefits
-----------------------

     Description  of  the  Benefits  available:

-     Full  Extended  Medical  after  3  months  of  Service
-     Full  Dental  after  6  months  of  Service

Paragraph  9.  Holidays
-----------------------

     Number  of  weeks  of  holiday  available  to  the  Employee:

-     2  weeks  after  first  year
-     Statutory  Holidays


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Paragraph  10.  Expenses  and  Automobile
-----------------------------------------

     The Company agrees to pay Employee mileage at the rate of $_____ per kilometre for his use of the Employee's vehicle for Company business or $______ per month whichever is greater.

-     To  be  determined  by  Management
-     Reasonable  Parking  Disbursement  or  facilitation  of  parking  space

Special  Particulars  (If  any)
-------------------------------

- Employee under review and probationary period for no less than 3 months and no greater than 6 months. Employee can be terminated prior to 3 months for cause pursuant to the terms and conditions of this Agreement without severance or additional compensation.

- Employee under temporary status pending delivery and satisfaction of necessary reference checks and additional background information. Employee has limited security access pending review of grind period.

- Security Level 3. - Employee has supervised and accompanied access to sensitive level networking, design and project operations. Employee does not have access to operation and development networking facilities, HUB-Central, BKOPS-Central, SERV-Com or to any security sensitive equipment and hardware. Employee does not have clearance to conduct electronic transmissions of company related data or material of any kind outside the premises of the Company without prior authorization. Employee cannot conduct or carry out project tasks specific to the Company outside of office facilities or acquire copies of project materials or data in any medium for the purposes of offsite operations, distribution, presentation or general possession without authorization. Employee is introduced to projects or assignments on a project by project basis only.

- Employee cannot conduct third party consultation work or contract assignments similar to that of the projects of the Company as described within this Agreement. Employee must disclose such intentions for the purposes of authorization, assessment or termination of employment as mutually agreed as part of the special particulars of this Employee Agreement.


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